EXHIBIT 1
JOINT FILING AGREEMENT
          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, par value $0.01 per share, of Valassis Communications Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
          The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
          This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 17, 2009.

NORTH RUN CAPITAL, LP By: North Run Advisors, LLC its general partner
By:	/s/ Thomas B. Ellis
	Name:	Thomas B. Ellis
	Title:	Member

and

By:	/s/ Todd B. Hammer
	Name:	Todd B. Hammer
	Title:	Member

NORTH RUN GP, LP By: North Run Advisors, LLC its general partner
By:	/s/ Thomas B. Ellis
	Name:	Thomas B. Ellis
	Title:	Member

and

By:	/s/ Todd B. Hammer
	Name:	Todd B. Hammer
	Title:	Member
Joint Filing Agreement

NORTH RUN ADVISORS, LLC
By:	/s/ Thomas B. Ellis
	Name:	Thomas B. Ellis
	Title:	Member

and

By:	/s/ Todd B. Hammer
	Name:	Todd B. Hammer
	Title:	Member

/s/ Thomas B. Ellis
Thomas B. Ellis

/s/ Todd B. Hammer
Todd B. Hammer

Joint Filing Agreement